Exhibit 99.2

CONSENT OF DAWSON JAMES SECURITIES INC.

Vaporin Inc.

4400 Biscayne Boulevard,

Miami, Florida 33137

Attention: The Board of Directors

RE:	Joint Proxy Statement of Vapor Corp. (“Vapor”) and Vaporin, Inc. / Prospectus of Vapor which forms part of the Registration Statement on Form S-4 of Vapor (the “Registration Statement”).

Members of the Special Mergers and Acquisitions Committee:

We hereby consent to the inclusion of our opinion letter, dated December 12, 2014, to the  Board of Directors of Vaporin as Appendix B to the Proxy Statement/Prospectus included in the Registration Statement filed with the Securities and Exchange Commission today and the references to our firm and our opinion, including the quotation or summarization of such opinion, in such amendment, under the headings “SUMMARY—Opinion of the Financial Advisor to Board of Directors, Vaporin Inc.,” “PROPOSAL 1 OF THE VAPOR SPECIAL MEETING - THE MERGER—Background of the Merger,” “PROPOSAL 1 OF THE VAPOR  SPECIAL MEETING – APPROVAL OF THE ISSUANCE OF COMMON STOCK IN CONNECTION WITH THE MERGER — Recommendation of Vaporin’s Board of Directors and Reasons for the Merger,” and  “PROPOSAL 1 OF THE VAPOR SPECIAL MEETING – APPROVAL OF THE ISSUANCE OF COMMON STOCK IN CONNECTION WITH THE MERGER — Opinion of Financial Advisor to the Vaporin Board of Directors.” The foregoing consent applies only to the Registration Statement being filed with the Securities and Exchange Commission today and not to any other amendments or supplements to the Registration Statement, and our opinion is not to be filed with, included in or referred to in whole or in part in any other registration statement (including any amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: December 29, 2014

/s/ DAWSON JAMES SECURITIES, INC.

DAWSON JAMES SECURITIES, INC.